EXHIBIT 99.1

CUSIP# 678046 10 3 NYSE MKT: BQI

NEWS RELEASE

DATE: June 26, 2012

Oilsands Quest Updates Solicitation Process, Announces Intention to Expand Monitor's
Powers and Cancels Proposed Listing on the CNSX

CALGARY, ALBERTA – Oilsands Quest Inc. (NYSE MKT: BQI) (“Oilsands Quest” or “the Company”) continues to work with its advisor, TD Securities Inc., to review various bids submitted under the previously announced solicitation process (“the Solicitation Process”) to find investors to acquire, restructure or recapitalize the Company's business.  The Company believes that some of the bids received could, if subject to further negotiation, be capable of being brought before the court for approval.

Negotiations with certain bidders are ongoing and Oilsands Quest and its court appointed monitor, Ernst & Young Inc. (the “Monitor”), have agreed that the best interests of the Company and its stakeholders would be served by transferring responsibility for managing the Company’s operations to the Monitor to reduce operating costs.

To accomplish this, the Company intends to apply to the court on Thursday, June 28, to expand the powers of the Monitor to pursue the completion of a transaction.  If that application is granted, each member of the Board of Directors intends to resign and leave oversight of the Company's activities in the Monitor's hands.  The Monitor is expected to take steps to limit the Company's activities to those core functions necessary to complete a transaction and to distribute the proceeds to the Company's stakeholders pursuant to the Companies' Creditors Arrangement Act  (“CCAA”) process that was launched late in 2011.

In combination with these activities, Oilsands Quest is seeking an extension of the protection of the CCAA until September 28, 2012, to provide the Monitor with adequate time to conclude negotiations and to consider which, if any, of the bids ought to be accepted and brought before to the court. There can be no assurance that this process will result in a financing or a sale of the Company or in any other transaction.

As part of limiting of activities to focus on the sale and distribution process, Oilsands Quest will not be pursuing its proposed listing on the Canadian National Stock Exchange (“CNSX”). The Company expects its shares to be delisted from the NYSE MKT on or about July 2, 2012. Trading in the common shares of Oilsands Quest remains halted on NYSE MKT.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.

Forward-looking statements:

This news release includes certain statements that may be deemed to be “forward-looking statements”. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements are based on the opinions and estimates of

CUSIP# 678046 10 3 NYSE MKT: BQI

management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to the Company’s ability to raise additional capital, risks associated with the Company’s ability to implement its business plan, its ability to successfully complete the previously announced Solicitation Process while under creditor protection, its ability to submit a timely plan to its stakeholders and the Court under the CCAA and to resolve its operational, legal and financial difficulties, risks inherent in the oil sands industry, regulatory and economic risks, land tenure risks and those factors listed under the caption “Risk Factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission on March 8, 2012. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.